Filed Pursuant to Rule 424(b)(3)
Registration No. 333-197767
DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.
SUPPLEMENT NO. 2 DATED APRIL 3, 2017
TO THE PROSPECTUS DATED MAY 2, 2016

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Dividend Capital Diversified Property Fund Inc., dated May 2, 2016 as supplemented by Supplement No. 1, dated March 21, 2017 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. The purpose of this Supplement is to disclose the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from March 1, 2017 through March 31, 2017, for each of our classes of common stock.
Monthly Pricing Information (unaudited)
Below is the NAV per share, as determined in accordance with our valuation procedures, for each business day from March 1, 2017 through March 31, 2017.

Date	NAV per Share
	Class E	Class A	Class W	Class I
March 1, 2017	$7.55	$7.55	$7.55	$7.55
March 2, 2017	$7.55	$7.55	$7.55	$7.55
March 3, 2017	$7.55	$7.55	$7.55	$7.55
March 6, 2017	$7.54	$7.54	$7.54	$7.54
March 7, 2017	$7.54	$7.54	$7.54	$7.54
March 8, 2017	$7.55	$7.55	$7.55	$7.55
March 9, 2017	$7.55	$7.55	$7.55	$7.55
March 10, 2017	$7.55	$7.55	$7.55	$7.55
March 13, 2017	$7.55	$7.55	$7.55	$7.55
March 14, 2017	$7.55	$7.55	$7.55	$7.55
March 15, 2017	$7.56	$7.56	$7.56	$7.56
March 16, 2017	$7.56	$7.56	$7.56	$7.56
March 17, 2017	$7.56	$7.56	$7.56	$7.56
March 20, 2017	$7.56	$7.56	$7.56	$7.56
March 21, 2017	$7.56	$7.56	$7.56	$7.56
March 22, 2017	$7.55	$7.55	$7.55	$7.55
March 23, 2017	$7.55	$7.55	$7.55	$7.55
March 24, 2017	$7.55	$7.55	$7.55	$7.55
March 27, 2017	$7.55	$7.55	$7.55	$7.55
March 28, 2017	$7.55	$7.55	$7.55	$7.55
March 29, 2017	$7.55	$7.55	$7.55	$7.55
March 30, 2017	$7.52	$7.52	$7.52	$7.52
March 31, 2017	$7.52	$7.52	$7.52	$7.52
On any day, our share sales and redemptions are made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.